Exhibit 99.1
Jim Gibson to join PacBio as Chief Financial Officer
MENLO PARK, Calif., March 27, 2025 (GLOBE NEWSWIRE) – PacBio (NASDAQ: PACB), a leading developer of high-quality, highly accurate sequencing solutions, today announced Jim Gibson will join and be appointed as the company’s new Chief Financial Officer, effective as of his start date, which is expected to be March 31, 2025. With over three decades of financial leadership experience at some of Silicon Valley’s most iconic and innovative companies, Mr. Gibson brings a deep track record of operational excellence, strategic financing, and scaling global organizations.
Mr. Gibson joins PacBio from Sequoia, a strategic compensation and benefits solutions provider, where he served as CFO across four entities. Prior to Sequoia, Mr. Gibson was CFO at Willow Innovations, where he helped raise $132 million and positioned the company for its next stage of growth. Additionally, he has held executive roles at GoDaddy, Tesla, Apple, Netflix, and Affymetrix, where he helped scale businesses, integrate acquisitions, and deliver over $1B in raised capital across his career.
“Jim’s experience at the intersection of technology, life sciences, and high-growth enterprises makes him the ideal financial leader for PacBio’s next phase,” said Christian Henry, President and Chief Executive Officer at PacBio. “His ability to drive both operational scale and financial strategy will be essential as we progress toward our goal of achieving positive cash flows exiting 2027.”
“I’m thrilled to join PacBio at such a pivotal moment,” said Mr. Gibson. “The company’s mission of enabling the power of genomics to improve human health is one I deeply believe in. I look forward to partnering with the leadership team to drive innovation, growth, and long-term value for our stakeholders.”
Gibson holds a B.A. in Business Economics with Honors from the University of California, Santa Barbara, and is a licensed CPA in California (inactive).
About PacBio
PacBio (NASDAQ: PACB) is a premier life science technology company that designs, develops, and manufactures advanced sequencing solutions to help scientists and clinical researchers resolve genetically complex problems. Our products and technologies stem from two highly differentiated core technologies focused on accuracy, quality, and completeness, which include our HiFi long-read sequencing and our SBB® short-read sequencing technologies. Our products address solutions across a broad set of research applications, including human germline sequencing, plant and animal sciences, infectious disease and microbiology, oncology, and other emerging applications. For more information, please visit www.pacb.com and follow @PacBio.
PacBio products are provided for Research Use Only. Not for use in diagnostic procedures.
Forward Looking Statements
This press release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements, including statements relating to PacBio’s new chief financial officer; the Company’s goal of achieving positive cash flow; and other future events. You should not place undue reliance on forward-looking statements because they are subject to assumptions, risks, and uncertainties and could cause actual outcomes and results to differ materially from currently anticipated results, including challenges inherent in developing, manufacturing, launching, marketing and selling the Company’s products, and achieving anticipated sales; unanticipated increases in costs or expenses; competition; and challenges and uncertainties related to management transitions. Additional factors that could materially affect actual results can be found in PacBio's most recent filings with the Securities and Exchange Commission, including PacBio's most recent reports on Forms 8-K, 10-K, and 10-Q, and include those listed under the caption "Risk Factors." These forward-looking statements are based on current expectations and speak only as of the date hereof; except as required by law, PacBio disclaims any obligation to revise or update these forward-looking statements to reflect events or circumstances in the future, even if new information becomes available.
Contacts
Investors and Media:
Todd Friedman
ir@pacificbiosciences.com